                                                                  EXHIBIT 10 (m)





                            THE CHASE MANHATTAN BANK
                              CHASE SECURITIES INC.
                                 270 Park Avenue              September 15, 1998
                               New York, NY 10017


Joseph E. Seagram & Sons, Inc.
375 Park Avenue
New York, NY 10152

Attention of: John Preston
              Vice President & Treasurer


                         Joseph E. Seagram & Sons, Inc.
                                Credit Facilities
                                Commitment Letter


Ladies and Gentlemen:

            You have advised The Chase Manhattan Bank ("Chase") and Chase Securities Inc. ("CSI") that The Seagram Company Ltd. ("Seagram") and certain of its subsidiaries intend to acquire (the "Acquisition") substantially all the outstanding common stock of Polygram N.V. ("Polygram") from Philips Electronics N.V. ("Philips") and other public stockholders pursuant to a tender offer and, if more than 95% of the shares of Polygram are validly tendered and not withdrawn, a second step merger or similar transaction, for aggregate consideration consisting of common shares of Seagram and cash payments in an aggregate US dollar equivalent of approximately US$8,500,000,000. In that connection, we understand that Joseph E. Seagram & Sons, Inc. (the "Borrower") will require (a) a 364-Day Competitive Advance and Revolving Credit Facility (the "364-Day Facility") in an aggregate principal amount of US$5,000,000,000 and (b) a Five-Year Competitive Advance and Revolving Credit Facility (the "Five-Year Facility", and together with the 364-Day Facility, the "Facilities") in an aggregate principal amount of US$1,500,000,000. Borrowings under the Facilities will be used for general corporate purposes of the Borrower and its subsidiaries, including for the financing of the Acquisition and/or the backup of commercial paper (including commercial paper issued to provide initial financing for the Acquisition). It is contemplated that the terms of the Facilities will be as set forth in the Summary of Terms and Conditions attached hereto as Exhibit A (the "Term Sheet").

            In connection with the foregoing, (a) Chase is pleased to advise you of its commitment to provide US$1,000,000,000 of the Facilities (allocated ratably between the Facilities) and (b) CSI is pleased to advise you of its agreement to use commercially reasonable efforts to assemble a syndicate of financial institutions (together with Chase, the "Lenders") to provide the balance of the commitments necessary for the Facilities, in each case upon the terms and subject to the conditions set forth or referred to in this commitment letter (this "Commitment Letter") and in the Term Sheet. It is a condition to Chase's commitment hereunder that the portion of the Facilities not being provided by Chase shall be provided by other Lenders.

            It is agreed that Chase will act as the sole and exclusive administrative agent for the Facilities and that CSI will act as the sole and exclusive advisor and arranger for the Facilities, and each will in such capacities, perform the duties and exercise the authority customarily exercised by it in such roles. It is understood and agreed that we shall mutually determine the institutions which are to be awarded the titles of Syndication Agent, Documentation Agent, Co-Agent and Co-Arranger for the Facilities and no other titles will be awarded in connection therewith unless you and we shall so agree.

            Chase reserves the right, prior to or after the execution of definitive documentation for the Facility, to transfer portions of its commitment to other Lenders who will become parties to such documentation pursuant to a syndication to be managed by CSI. You understand that CSI will commence syndication efforts at a time mutually agreeable to you and CSI, and you agree actively to assist CSI in completing a syndication satisfactory to it and to you. Such assistance will include direct contact during the syndication between the senior management and advisors of Seagram and the Borrower and the proposed Lenders and the hosting, with CSI, of one or more meetings of prospective Lenders. You agree that you will endeavor to cause CSI's syndication efforts to benefit from your and Seagram's existing lending relationships, and that you will assist CSI in the preparation of a Confidential Information Memorandum and other marketing materials to be used in connection with the syndication. You agree that no Lender will receive compensation from you or your affiliates in addition to that contemplated by the Term Sheet and the Fee Letter referred to below in order to obtain its commitment to participate in the Facilities.

            As consideration for Chase's commitment hereunder and its agreement herein to serve as administrative agent for the Facilities and for CSI's agreement herein to serve as advisor for and to arrange and syndicate the Facilities, you agree to pay to Chase the nonrefundable fees referred to in the Term Sheet and in the Fee Letter dated the date hereof and delivered herewith (the "Fee Letter").

            CSI, in consultation with you, will manage all aspects of the syndication, including decisions as to the selection of institutions to be approached and when they will be approached, when their commitments will be accepted, which institutions will participate, the allocations of the commitments among the Lenders and the amount and distribution of fees among the Lenders. To assist CSI in its syndication efforts, you agree promptly to prepare and provide to CSI and Chase information reasonably available to you with respect to the Borrower, Seagram, their respective subsidiaries, the Acquisition, and the other transactions contemplated hereby, including all financial information and projections (the "Projections"), as we may reasonably request in connection with the arrangement and syndication of the Facilities. You hereby represent and covenant that (a) all information other than the Projections (the "Information") that has been or will be prepared by you or your representatives and made available to Chase or CSI by or on behalf of you or any of your representatives in connection with the transactions contemplated hereby is or will be, when furnished, complete and correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements are made and (b) the Projections prepared by you or your representatives that have been or will be made available to Chase or CSI by or on behalf of you or any of your representatives have been or will be prepared in good faith based upon assumptions believed by you to be reasonable at the time such Projections were prepared. You agree that if, at any time from and including the date hereof until the closing of the Facilities, any of the representations in the preceding sentence would be incorrect if the Information and the Projections were being prepared or furnished, and such representations were being made, at such time, then you will promptly supplement the Information and the Projections so that such representations will be correct under those circumstances. You understand that in arranging and syndicating the Facilities we may use and rely on the Information and the Projections without independent verification thereof.

            Chase's commitment hereunder and CSI's agreement to perform the services described herein are subject to (a) our reasonable satisfaction in all respects with the structure of the Acquisition, (b) there not occurring or becoming known to us any material adverse condition or material adverse change in or affecting the business, operations or condition (financial or otherwise) of Seagram, the Borrower, Polygram and their respective subsidiaries, taken as a whole, (c) our not becoming aware after the date hereof of any information or other matter affecting Seagram, the Borrower, Polygram, their respective subsidiaries or the transactions contemplated hereby that is inconsistent in a material and adverse manner with any such information or other matter disclosed to us prior to the date hereof, (d) there not having occurred and being continuing a material disruption of or material adverse change in financial, banking or capital market conditions that, in the reasonable judgment of Chase and CSI, could materially impair the syndication of the Facilities and (e) CSI's reasonable satisfaction that prior to and during the syndication of the Facilities there shall be no concurrent or pending bank financings or sales of debt securities (other than commercial paper and other debt securities the net proceeds of which would be utilized to refinance the Facilities) by or on behalf of the Borrower or its affiliates that would be reasonably likely to materially and adversely affect the syndication of the Facilities. The terms and conditions of Chase's commitment hereunder and of the Facilities are not limited to those set forth herein and in the Term Sheet; those matters that are not covered by the provisions hereof and of the Term Sheet are subject to the approval and agreement of Chase, CSI and the Borrower.

            You agree (a) to indemnify and hold harmless each of Chase, CSI and their affiliates and their respective officers, directors, employees, advisors, agents and controlling persons (each, an "indemnified person") from and against any and all losses, claims, damages, liabilities and expenses to which any such indemnified person may become subject arising out of or in connection with this Commitment Letter, the Facilities, the use of proceeds thereof, the Acquisition or any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any indemnified person is a party thereto, and to reimburse each indemnified person upon demand for any reasonable legal or other expenses incurred in connection with investigating or defending any of the foregoing; provided that the foregoing indemnity will not, as to any indemnified person, apply to losses, claims, damages, liabilities or related expenses to the extent they are found by a final, non-appealable judgment of a court to have resulted from the wilful misconduct or gross negligence of such indemnified person, and (b) to promptly reimburse Chase, CSI and their affiliates from time to time for all reasonable out-of-pocket expenses (including, without limitation, travel and other syndication expenses and fees, charges and disbursements of counsel for Chase and CSI) incurred in connection with the Facilities and any related documentation (including this Commitment Letter, the Term Sheet, the Fee Letter and the definitive financing documentation) or the administration, amendment, modification or waiver thereof. No indemnified person shall be liable for any indirect or consequential damages in connection with its activities related to the Facilities. No indemnified person shall be liable for any damages arising from the use by others of Information or other materials improperly obtained through electronic, telecommunications or other information transmission systems which would reasonably be expected to be secure or for any special, indirect, consequential or punitive damages in connection with the Facilities.

            This Commitment Letter and Chase's commitment hereunder shall not be assignable by you without the prior written consent of Chase and CSI, and any attempted assignment without such consent shall be void. This Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by Chase, CSI and you. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Commitment Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Commitment Letter. This Commitment Letter is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto. This Commitment Letter and the Fee Letter are the only agreements that have been entered into among us with respect to the Facilities and set forth the entire understanding of the parties with respect thereto. This Commitment Letter shall be governed by, and construed in accordance with, the laws of the State of New York.

            You agree that you will not disclose this Commitment Letter, the Fee Letter, the Term Sheet, the contents of any of the foregoing or the activities of Chase or CSI pursuant hereto or thereto to any person prior to your acceptance of this Commitment Letter and the Fee Letter without the prior written approval of Chase and CSI, except that (a) you may disclose this Commitment Letter, the Fee Letter, the Term Sheet and the contents hereof and thereof (i) to your officers, employees, attorneys and advisors on a confidential and need-to-know basis and (ii) as required by applicable law or compulsory legal process; provided that, after your acceptance of this Commitment Letter and the Fee Letter, you will (subject to the foregoing exceptions) maintain the confidentiality of the Fee Letter. The provisions contained in this paragraph shall remain in full force and effect notwithstanding the termination of this Commitment Letter or Chase's commitment hereunder.

            You acknowledge that Chase and CSI and their affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies that have or may in the future have interests conflicting with your own interests. Chase and CSI agree that they will not use confidential information obtained from you in the course of the transactions contemplated hereby in connection with the performance by Chase or CSI of services for such other companies, and will not furnish any such information to such other companies. You also acknowledge that Chase and CSI have no obligation to use in connection with the transactions contemplated hereby or to furnish to you confidential information obtained by Chase or CSI from other companies.

            If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms hereof and of the Term Sheet and the Fee Letter by returning to us executed counterparts hereof and of the Fee Letter not later than 5:00 p.m., New York City time, on September 15, 1998, failing which Chase's commitment and the agreements of Chase and CSI hereunder will expire at such time. In the event that execution and delivery of definitive documentation in respect of the Facilities does not occur on or before October 31, 1998, then this Commitment Letter and Chase's commitment and CSI's undertakings hereunder shall automatically terminate unless Chase and CSI shall, in their discretion, agree to an extension. The compensation, reimbursement, indemnification and confidentiality provisions contained herein and in the Fee Letter shall remain in full force and effect regardless of whether definitive financing documentation shall be executed and delivered and notwithstanding the termination of this Commitment Letter or Chase's commitment hereunder.

            Chase and CSI are pleased to have the opportunity to assist you in connection with this very important financing.


                                    Very truly yours,

                                    THE CHASE MANHATTAN BANK

                                    by /s/ Marian Schulman
                                       ------------------------------
                                       Name: Marian Schulman
                                       Title: Vice President


                                    CHASE SECURITIES INC.

                                    by /s/ Ellen Kaplan
                                       ------------------------------
                                       Name: Ellen Kaplan
                                       Title: Vice President


Accepted and agreed to
as of the date first written
above:

JOSEPH E. SEAGRAM & SONS, INC.

  by /s/ John Preston
     ------------------------------

     Name: John Preston
     Title: Vice President and Treasurer

September 14, 1998                                                     EXHIBIT A
CONFIDENTIAL




                         Joseph E. Seagram & Sons, Inc.
                         Summary of Terms and Conditions
                                Credit Facilities


Borrower:                           Joseph E. Seagram & Sons, Inc., an Indiana
                                    corporation (the "Borrower").

Guarantors:                         The Seagram Company Ltd. ("Seagram"), a
                                    Canadian corporation and, for so long as it guarantees the Existing Borrower Facility
                                    (as defined below), J.E. Seagram Corp., a
                                    Delaware corporation (the "Guarantors").

Advisor and                         Chase Securities Inc. ("CSI").
Arranger:

Administrative                      The Chase Manhattan Bank ("Chase") will
Agent:                              serve as the sole administrative agent (the
                                    "Agent") for a syndicate of financial
                                    institutions acceptable to the Borrower and Chase and arranged by CSI (the "Lenders").


Facilities:                         Two credit facilities will be available as
                                    follows:

                                    A. 364-Day Competitive Advance and Revolving
                                       Credit Facility in an aggregate principal amount of US$5,000,000,000 converting at the end of the applicable commitment periods to two-year bullet term loans (the "364-Day Facility").

                                    B. Five-Year Competitive Advance and
                                       Revolving Credit Facility in an aggregate principal amount of US$1,500,000,000 (the "Five-Year Facility", and together with the 364-Day Facility, the "Facilities").

Borrowing:                          Two options will be available under each
                                    Facility: (a) a competitive advance option
                                    ("CAF") and (b) a revolving credit option
                                    ("Revolving

                                    Credit"). The CAF will be provided on an uncommitted competitive advance basis through an auction mechanism. The Revolving Credit will be provided on a committed basis.

                                    In addition, Seagram and its subsidiaries may borrow from Lenders on a non-pro-rata basis outside of the Facilities and such borrowings will, to the extent that Seagram and such Lender have agreed in writing, reduce the commitment availability of such Lender (other than for purposes of the Utilization Fee described below) under the Facilities; provided that the relevant borrower shall be obligated to repay the borrowing from such Lender to the extent necessary to cause such Lender to have sufficient availability to fund its ratable share of borrowings under the Facilities.

Purpose: Seagram intends to acquire from Philips Electronics N.V. and other public stockholders substantially all the issued and outstanding capital stock of Polygram N.V. ("Polygram"), for consideration consisting of common shares of Seagram and cash payments in an aggregate US dollar equivalent of approximately US$8,500,000,000 (the "Acquisition"). The Acquisition will be effected pursuant to a cash election tender offer (the "Offer") to be followed, if at least 95% of the shares of Polygram are validly tendered and are not withdrawn, by a merger, corporate reorganization or similar transaction pursuant to which the equity interests of Polygram not acquired in the Offer will be purchased by Seagram.

                                    The proceeds of loans under the Facilities will be used for general corporate purposes of the Borrower and its subsidiaries, including for the financing of the Acquisition and/or the back up of commercial paper (including commercial paper issued to provide initial financing for the Acquisition).

364-Day Commitment                  Subject to the "Extension Option" described
Termination:                        below, the commitments under the 364-Day
                                    Facility will terminate on the date (the
                                    "364-Day Commitment Termination Date") that is 364 days after the date of execution of definitive documentation for the 364-Day
                                    Facility.

Maturity:                           A. The 364-Day Facility will mature on the
                                       date that is two year after the 364-Day
                                       Commitment Termination Date.

                                    B. The Five-Year Facility will mature on the
                                       date that is five years after the date of execution of definitive documentation for the Five-Year Facility.

Extension Option:                   A. The Borrower may request (which request
                                       shall be delivered not less than 45 days prior to the then- scheduled 364-Day Commitment Termination Date for the 364-Day Facility (the "Existing 364-Day Commitment Termination Date")) that the Existing 364- Day Commitment Termination Date be extended for an additional 364 days. Each Lender under the 364-Day Facility shall have the option to participate in such extension and shall notify the Borrower of its election not less than 29 days prior to the Existing 364-Day Commitment Termination Date. If a Lender under the 364-Day Facility elects to participate in such extension, the commitment of such Lender under the 364-Day Facility shall be extended to the date which is 364 days following the Existing 364-Day Commitment Termination Date. If a Lender under the 364-Day Facility elects not to participate in such extension, such Lender's commitment under the 364-Day Facility shall not be extended and shall expire on the Existing 364-Day

                                       Commitment Termination Date and the
                                       outstanding loans made by such Lender
                                       shall convert to bullet term loans
                                       maturing two year after such Existing
                                       364-Day Commitment Termination Date.


                                    B. The Borrower may request (which request
                                       shall be delivered not less than 60 days prior to each anniversary of the date of execution of definitive credit documentation for the Five-Year Facility) that the then-scheduled Maturity of the Five-Year Facility (the "Existing Five-Year Maturity") be extended for an additional year. Each Lender under the Five-Year Facility shall have the option to participate in such extension and shall notify the Borrower of its election not less than 30 days prior to such anniversary date. If a Lender under the Five-Year Facility elects to participate in such extension, the commitment of such Lender under the Five-Year Facility shall be extended to the date which is one year after the Existing Five-Year Maturity. If a Lender under the Five-Year Facility elects not to participate in such extension, such Lender's commitment under the Five-Year Facility shall not be extended and shall expire on the Existing Five-Year Maturity.

Fees and Interest
Rates:                              As per attached Annex I.

Availability:                       Under the CAF for each Facility, up to the
                                    full aggregate amount of the remaining
                                    commitments under such Facility (less any amounts outstanding under the Revolving
                                    Credit thereunder) may be borrowed, repaid and reborrowed during the life of such Facility at the discretion of the Lenders under such Facility, who may elect to bid in accordance with the Agent's standard procedures for competitive advance facilities. Under the Revolving Credit for each Facility, up to the full aggregate amount of the remaining commitments under each such Facility (less any amount outstanding under the CAF thereunder) may be borrowed, repaid and reborrowed during the life of such Facility. Availability under each option with respect to each Facility will be reduced by usage under the other option for such Facility on a dollar-for-dollar basis. Total outstandings under each Facility may not exceed the commitments under such Facility at any time.

Optional Commitment                 Upon at least three business days prior
Reductions and                      irrevocable written notice to the Agent, the
Prepayments:                        Borrower may at any time in whole
                                    permanently terminate, or from time to time permanently reduce, the commitments under any Facility; provided that any outstanding loans under such Facility that would exceed the reduced commitments must be prepaid together with any related breakage costs.

                                    Voluntary prepayments of loans under any Facility will be permitted in whole or in part at any time subject to a minimum aggregate amount to be determined. Prepayments during LIBOR interest periods will be subject to the payment of breakage costs. ABR loans may be prepaid at any time without penalty.

Representations and                 Representations and warranties will include:
Warranties:                         organization, powers; authorization,
                                    enforceability; governmental approvals, no conflicts; financial statements, no material adverse change; properties; litigation;
                                    compliance with laws; absence of investment and public utility holding company status;
                                    ERISA; disclosure; no violation of
                                    Regulation U or X; pari passu ranking of loans; and year 2000 matters.

Conditions Precedent                Conditions precedent to effectiveness will
to Effectiveness:                   include: receipt of executed counterparts;
                                    delivery of satisfactory legal opinions and financial information (including pro forma financial information); evidence of authority (including board resolutions);
                                    evidence of organization, existence and good standing (including charter, by-laws and good standing certificates); payment of fees and expenses; consummation of the
                                    Acquisition substantially as contemplated by
                                    Seagram's Registration Statement on Form S-4 filed on August 14, 1998; amendment and restatement of (i) Seagram's
                                    US$1,100,000,000 existing credit facility and (ii) the Borrower's US$2,000,000,000 existing credit facility (the "Existing
                                    Borrower Facility", and together with
                                    Seagram's existing credit facility referred to in clause (i), the "Existing Credit
                                    Facilities") in order to conform, to the reasonable satisfaction of the Agent, the representations, warranties, covenants, events of default, financial terms and certain other terms of the Existing Credit
                                    Facilities to those of the Facilities.

Conditions Precedent                Accuracy of representations and warranties
to all Borrowings:                  and absence of defaults.

Affirmative                         Affirmative covenants will include: delivery
Covenants:                          of audited annual and
                                    unaudited quarterly financial statements, together with certification as to no defaults, and filings with governmental authorities; notice of material events;
                                    maintenance of existence and material
                                    licenses and franchises; payment of taxes;
                                    maintenance of insurance; maintenance of true and complete books and records;
                                    inspection rights; compliance with laws; and use of proceeds.

Negative Covenants:                 Negative covenants will include: limitations
                                    on liens; limitations on sale-leaseback
                                    transactions involving property, plant and equipment; limitations on fundamental changes (including (i) in the case of the Borrower and Seagram, no merger or consolidations unless the Borrower or
                                    Seagram, as applicable, is the surviving entity, (ii) no sale of substantially all the assets of Seagram and its subsidiaries, taken as a whole, and (iii) no liquidation or dissolution of the Borrower or Seagram);
                                    limitations on transactions with affiliates;
                                    and limitations on restrictive agreements.

Selected Financial                  Selected financial covenants shall include:
Covenants:                          Maximum Total Debt/EBITDA of 5.25 to 1.00
                                    initially (with step downs to be agreed
                                    upon) and Minimum EBITDA/Interest Expense of
                                    2.50 to 1.00 initially (with step ups to be agreed upon) (in each case with definitions to be agreed upon).

Events of Default:                  Events of default shall include nonpayment
                                    of principal when due; non-payment of
                                    interest, fees or other amounts for five days; incorrectness of representations and warranties in any material respect when made or deemed made; failure to comply with any negative or financial covenant; failure to comply with any other covenant after expiration of a 30-day grace period after notice; cross acceleration to indebtedness in excess of US$50,000,000
                                    (other than indebtedness under the Existing
                                    Credit Facilities); cross default of each Facility to the other Facility and to the Existing Credit Facilities; bankruptcy;
                                    judgments in excess of $50,000,000 which shall remain unremedied for 30 days or legal action to attach or levy upon assets; ERISA;
                                    or the occurrence of a Change in Control
                                    (defined as (i)(A) any person or affiliated group of persons (other than the existing controlling interests) owning more than 25% of the issued and outstanding voting stock of Seagram and (B) a majority of the board of directors of Seagram shall cease to be continuing directors or (ii) the failure of Seagram to own and control, directly or through wholly-owned subsidiaries, at least
                                    100% of the voting stock of the Borrower.
                                    Except in the case of bankruptcy events of default, termination of commitments or acceleration of loans under the Facilities shall require the consent of the Required
                                    Lenders (as defined below).

Expenses and                        All reasonable out-of-pocket expenses
Indemnification:                    (including but not limited to expenses
                                    incurred in connection with due diligence) of the Arranger and the Agent associated with the syndication of the Facilities and with the preparation, execution and delivery, administration, waiver or modification and enforcement of definitive documentation for the Facilities (including the reasonable fees, disbursements and other charges of counsel) are to be paid by the Borrower. In addition, all reasonable out-of-pocket expenses of the Lenders for enforcement costs and for documentary taxes associated with the Facilities are to be paid by the Borrower.

                                    The Borrower will indemnify the Arranger, the Agent, the Lenders and their respective officers, directors, employees, affiliates, agents and controlling persons and hold them harmless from and against all reasonable costs and expenses (including reasonable fees, disbursements and other charges of counsel) and all liabilities of any such indemnified person arising out of or relating to any claim or any litigation or other proceedings (regardless of whether any such indemnified person is a party thereto) that relate to the transactions contemplated hereby, including the financings contemplated hereby, the acquisition or any transactions connected therewith; provided that no such person will be indemnified for its gross negligence or wilful misconduct.

Voting: Amendments and waivers of the definitive documentation governing the Facilities will require the approval of Lenders holding more than 50% of the aggregate amount of loans and commitments under the Facilities (the "Required Lenders"), except that (a) the consent of each Lender adversely affected thereby shall be required with respect to
                                    (i) increases in commitments, (ii)
                                    reductions of principal, interest or fees and (iii) extensions of final maturity and
                                    (b) the consent of each Lender shall be
                                    required with respect to (i) changes in pro rata sharing among Lenders, (ii) changes in the definition of "Required Lenders" or in the number or percentage of Lenders required to amend the definitive documentation for the Facilities or (iii) to release any guarantee of the Facilities.

Cost and Yield                      Usual for facilities and
Protection:                         transactions of this type.

Assignments and                     The Lenders will be permitted to assign
Participations:                     loans to other financial institutions with
                                    the consent of the Borrower and the Agent, in each case not to be unreasonably withheld, except that such consents shall not be required in the case of an assignment to a Lender or an affiliate of a Lender which is primarily engaged in the business of originating or holding performing commercial loans. The minimum assignment and hold amount will be US$25,000,000.

                                    The Lenders will be permitted to participate loans and commitments without restriction to other financial institutions. Voting rights of participants shall be limited to those matters requiring the consent of (a) each Lender or (b) each Lender adversely affected thereby, in each case as described under "Voting" above.

Governing Law and                   New York.
Forum:

Counsel to CSI and                  Cravath, Swaine & Moore.
Chase:

                                                                         ANNEX I


Facility Fees:                      A Facility Fee will accrue and be payable to
                                    the Lenders on the aggregate amount of the commitments under the Facilities (whether drawn or undrawn) (or after any Lender's commitment has expired, on the outstanding amount of loans of such lender) based upon the spreads determined as set forth in the tables appearing at the end of this Annex I.
                                    Accrued Facility Fees shall be calculated on the basis of a 365/6-day year and actual days elapsed and will commence to accrue, with respect to a Facility, on the date of execution of definitive documentation for such Facility and will be payable in arrears at the end of each calendar quarter.

Interest Rates:                     A. In the case of CAF loans, the rates
                                       obtained from bids selected by the
                                       Borrower.

                                    B. In the case of Revolving Credit loans,
                                       interest will be payable at the following rates per annum, as selected by the
                                       Borrower:

                                       (i) LIBOR plus spreads determined as set forth in the tables appearing at the end of this Annex I.

                                       (ii) ABR.

                                    Interest on LIBOR loans will be payable on the last day of each interest period (and at the end of each three months, in the case of interest periods longer than three months), and upon prepayment. Interest on LIBOR loans will be payable in arrears and calculated on the basis of a 360-day year and actual number of days elapsed. Interest on ABR loans will be payable quarterly in arrears and on the basis of a 365-day year for ABR loans when based on Chase's Prime Rate and otherwise on the basis of a 360-day year and the actual number of days elapsed.

                                    As used herein:

                                    "ABR" means the higher of (i) Chase's Prime
                                    Rate, and (ii) the Federal Funds Effective
                                    Rate plus 1/2 of 1% per annum.

                                    "LIBOR" means the London Interbank Offered
                                    Rate for eurodollar deposits for one, two, three or six months (as selected by the Borrower), or subject to availability, 9 or 12 months, as reflected on the applicable Telerate screen.

Utilization Fee:                    At any time when loans (including CAF loans)
                                    outstanding under any Facility exceed 50% of the then aggregate commitments under such Facility, the LIBOR spread in effect for Revolving Credit loans will be increased by
                                    7.5 basis points per annum on the full
                                    amount outstanding.


                                  Pricing Grids


FOR THE 364-DAY FACILITY:

Ratings                           Facility Fee                    LIBOR Spread *
-------                           ------------                    --------------
>=A-/A3                              7.0 bps                         23.0 bps

BBB+/Baa1                            8.0 bps                         27.0 bps

BBB/Baa2                            10.0 bps                         30.0 bps

BBB-/Baa3                           12.0 bps                         33.0 bps

BB+/Ba1                             17.5 bps                         45.0 bps

<BB+/Ba1                            20.0 bps                         55.0 bps

FOR THE FIVE-YEAR FACILITY:


Ratings                           Facility Fee                    LIBOR Spread *
-------                           ------------                    --------------
>=A-/A3                              9.0 bps                         21.0 bps

BBB+/Baa1                           10.0 bps                         25.0 bps

BBB/Baa2                            12.5 bps                         27.5 bps

BBB-/Baa3                           15.0 bps                         30.0 bps

BB+/Ba1                             22.5 bps                         40.0 bps

<BB+/Ba1                            25.0 bps                         50.0 bps

            Spreads over LIBOR and Facility Fee spreads shall be determined based upon the ratings (the "Ratings") by S&P and Moody's applicable to Seagram's senior, unsecured, non-credit enhanced long-term debt for borrowed money. In the event of split Ratings, spreads shall be determined by reference to the higher of the two Ratings; provided that if the split in Ratings is greater than one, spreads shall be determined by reference to the Rating one below the higher of the two Ratings. Any change in LIBOR spreads based on a change in the Ratings shall be effective on the date such change in Ratings is publicly announced.

----------
*/Not giving effect to the Utilization Fee discussed above.